Location/Identification

MINFILE Number: 082KNW113
Name(s): SKYLINE

Status: Prospect
Regions: British Columbia
BCGS Map: 082K054
NTS Map: 082K11W
Latitude: 50 34 33 N
Longitude: 117 18 42 W
Elevation: 2550 metres
Location Accuracy: Within 1KM

Mining Division: Revelstoke
Electoral District: Nelson-Creston
Forest District: Arrow Boundary Forest District

UTM Zone: 11 (NAD 83)
Northing: 5602704
Easting: 477932

Mineral Occurrence

Commodities: Gold, Silver, Lead

Minerals
Significant: Galena, Pyrite
Associated: Quartz
Mineralization Age: Unknown

Deposit
Character: Vein
Classification: Epigenetic
Type: I05: Polymetallic veins Ag-Pb-Zn+/-Au
Strike/Dip: 025/65E

Host Rock

Dominant Host Rock: Metasedimentary

Stratigraphic Age	Group	Formation	Igneous/Metamorphic/Other
Cambrian-Ordovician	Lardeau	Broadview	----

Isotopic Age	Dating Method	Material Dated
---	---	---

Lithology: Phyllitic Schist, Carbonaceous Schist, Siliceous Schist

Geological Setting

Tectonic Belt: Omineca
Terrane: Kootenay
Physiographic Area: Selkirk Mountains

Metamorphic Type: Regional
Grade: Greenschist

Inventory

No inventory data

Capsule Geology

The Skyline occurrence is on Silver Cup Ridge. The tenure straddles the divide between the heads of Ottawa and Haskin Creeks, which flow to the northeast, and Stobart and Neil Creeks, which flow to the southwest. The main showing is between elevations 2450 and 2650 metres elevation. However, its precise location is uncertain.

The lead-rich quartz vein was worked in the early 1900s and is developed by open cuts. The showings were described in 1914.

The Trout Lake area is underlain by a thick succession of sedimentary and volcanic rocks of the Badshot Formation and Lardeau Group near the northern end of the Kootenay arc, an arcuate, north to northwest trending belt of Paleozoic and Mesozoic strata that is now classified as a distinct, pericratonic, terrane. The arc rocks are bordered by Precambrian quartzite in the east and they young to the west, where they are bounded by Jurassic-age intrusive complexes. They were deformed during the Antler orogeny in Devonian-Mississippian time and were refolded and faulted during the Columbian orogeny, in the Middle Jurassic. A large panel, the "Selkirk allochthon", was later offset to the northeast by dip-slip motion along the Columbia River Fault.

The Badshot Formation is composed of a thick Cambrian limestone that is a distinctive marker horizon in the Trout Lake area. It is underlain by Hamill Group quartzite and it is overlain by a younger assemblage of limestone, calcareous, graphitic and siliceous argillite and siltstone, sandstone, quartzite and conglomerate, and also mafic volcanic flows, tuffs and breccias, all of which belong to the Lardeau Group. The rocks are isoclinally folded and intensely deformed, but only weakly metamorphosed. They occur as intercalated beds of marble, quartzite and grey, green and black phyllite and schist. Fyles and Eastwood (EMPR BULL 45) subdivided the group into six formations (Index, Triune, Ajax, Sharon Creek, Jowett and Broadview) of which the lowermost (Index) and uppermost (Broadview) are the most widespread. The Triune (siliceous argillite), Ajax (quartzite) and Sharon Creek (siliceous argillite) are restricted to the Trout Lake area. The Jowett is a mafic volcanic unit.

The Skyline area is on the southwest, footwall, side of a major fault that runs down the axis of Silver Cup Ridge. The area is underlain by deformed, grey, gritty, schistose sediments of the Broadview Formation. The rocks are folded and typically display the northwest oriented foliation and moderate to steep northeast dip found throughout the Silver Cup Ridge area.

The Skyline claim covers a belt of silicified schist cut by joint planes that strike 025 and dip at 65 degrees to the southeast. The main Skyline vein is an irregular quartz vein, between 0.05 and 1.22 metres wide, located between a schist unit and carbonaceous phyllite unit. It contains pyrite with a little galena. An average sample over 1.22 metres of quartz, collected in 1914, assayed a trace gold and 6.86 grams per tonne silver. A "selected" sample of galena, which occurs sparingly in bunches in the vein, assayed 27.43 grams per tonne gold, 877.7 grams per tonne silver and 18 per cent lead.

Bibliography

EMPR AR *1914-307
EMPR OF 1990-24
GSC BULL 193
GSC MAP 235A, 1277A
GSC MEM 161 pp. 27,47

Date Coded:	1985/07/24	**Coded By:**	BC Geological Survey (BCGS)	**Field Check:**	N
Date Revised:	2004/01/14	**Revised By:**	Robert H. Pinsent(RHP)	**Field Check:**	N